Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 12 to the Registration Statement (Form S-11 No. 333-164703) and related Prospectus of KBS Real Estate Investment Trust III, Inc. for the registration of 280,000,000 shares of its common stock and to the incorporation by reference therein of (i) our report dated March 8, 2013 with respect to the consolidated financial statements and schedule of KBS Real Estate Investment Trust III, Inc., included in its Annual Report (Form 10-K) as of and for the year ended December 31, 2012, filed with the Securities and Exchange Commission; (ii) our report dated April 12, 2013 with respect to the statement of revenues over certain operating expenses of the RBC Plaza for the year ended December 31, 2012, included in its Current Report (Form 8-K/A), filed with the Securities and Exchange Commission; (iii) our report dated March 7, 2013 with respect to the statement of revenues over certain operating expenses of the Tower on Lake Carolyn for the year ended December 31, 2011, included in its Current Report (Form 8-K/A), filed with the Securities and Exchange Commission; (iv) our report dated June 26, 2012 with respect to the statement of revenues over certain operating expenses of Gateway Tech Center for the year ended December 31, 2011, included in its Current Report (Form 8-K/A), filed with the Securities and Exchange Commission; (v) our report dated June 6, 2012 with respect to the statement of revenues over certain operating expenses of the McEwen Building for the year ended December 31, 2011, included in its Current Report (Form 8-K/A), filed with the Securities and Exchange Commission; and (vi) our report dated May 10, 2012 with respect to the statement of revenues over certain operating expenses of Town Center for the year ended December 31, 2011, included in its Current Report (Form 8-K/A), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

July 10, 2013